Exhibit 1

JOINT FILING AGREEMENT

February 20, 2024

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Helix Acquisition Corp. II, a Cayman Islands exempted company, and further agree to the filing, furnishing, and/or incorporation by reference of this joint filing agreement (this “Agreement”) as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Helix Holdings II LLC

By:	/s/ Bihua Chen
Bihua Chen, Managing Member of Helix Holdings II LLC

Cormorant Private Healthcare Fund III, LP

By:	Cormorant Private Healthcare GP III, LLC
its General Partner

By:	/s/ Bihua Chen
Bihua Chen, Managing Member of Cormorant Private Healthcare GP III, LLC

Cormorant Private Healthcare GP III, LLC

By:	/s/ Bihua Chen
Bihua Chen, Managing Member of Cormorant Private Healthcare GP III, LLC

BIHUA CHEN

/s/ Bihua Chen